UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2026

Quince Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38890	90-1024039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard Suite 273
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 910-5717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 8, 2026, Quince Therapeutics, Inc. (the “Company”) completed the sale of (i) all of the issued and outstanding equity interests of the subsidiary Quince Therapeutics SpA (“Quince SpA”), (ii) certain intellectual property owned by the Company relating to the Company’s proprietary Autologous Intracellular Drug Encapsulation (“AIDE”) technology for the treatment of Ataxia-Telangiectasia (“A-T”) through its encapsulated dexamethasone sodium phosphate encapsulated in patient’s own red blood cells (“eDSP”) product candidate (the “IP Assets”), and (iii) all AIDE and eDSP machines and systems (the “Systems”), to Ayma Therapeutics, Inc. (“Ayma”). As consideration for the Company’s sale of the Quince SpA equity interests, IP Assets, and Systems, Ayma paid $450,000 in cash to the Company.

The unaudited pro forma financial information required by Item 9.01 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Company and Charles Ryan, the Company’s President, previously agreed that Mr. Ryan’s last day of employment with the Company would be September 8, 2026 (the “Separation Date”).

In connection with his departure, on September 8, 2026, the Company and Mr. Ryan entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”). The severance benefits provided to Mr. Ryan under the Separation Agreement are based on the severance terms set forth in the previously disclosed Executive Change in Control and Severance Agreement, dated as of September 1, 2023, between the Company and Mr. Ryan (the “Severance Agreement”).

Pursuant to the Separation Agreement, and in accordance with the terms of the Severance Agreement, subject to Mr. Ryan’s non-revocation of a general release of claims in favor of the Company, the Company will pay Mr. Ryan a lump-sum cash amount of $1,014,489.04, comprised of (i) eighteen (18) months of his current base salary, (ii) 150% of his target annual bonus for 2026, pro-rated to September 8, 2026, and (iii) eighteen (18) months’ of the monthly premiums that would be due for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. The Company will pay this amount within thirty (30) days following the effective date of the Separation Agreement, which is the eighth day following Mr. Ryan’s execution of the Separation Agreement.

The Separation Agreement contains a general release of claims by Mr. Ryan in favor of the Company and related persons, a covenant not to sue, and other customary provisions, and Mr. Ryan’s post-separation cooperation with the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

•
Unaudited pro forma condensed consolidated balance sheet as of June 30, 2026;
•
Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025; and
•
Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2026

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims, dated as of September 8, 2026, between Quince Therapeutics, Inc. and Charles Ryan.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

Date:	September 14, 2026	By:	/s/ Dirk Thye
		Name: Title:	Dirk Thye Chief Executive Officer